                                                             Exhibit 99.1

                       CAPITAL GAMING INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEET
                                   [UNAUDITED]
                                  May 28, 1997
                                 (In thousands)


                                     Assets


CURRENT ASSETS:
   Cash and Cash Equivalents                                         $ 3,250
   Restricted Funds in Escrow                                            924
   Interest Receivable                                                    78
   Native American Management Fees and Expenses Receivable               813
   Current Portion - Native American Loan Receivable                   3,911
   Current Portion - Notes Receivable, Other                              20
   Notes Receivable From Key Management Officers                         250
   Prepaid Expenses and Other Current Assets                             338
                                                                      ------

TOTAL CURRENT ASSETS                                                                  9,584

FURNITURE, FIXTURES AND EQUIPMENT, net                                                   93

EXCESS REORGANIZATION VALUE                                                           9,640

OTHER ASSETS:
   Native American Loan Receivable                                     4,032
   Investments in Native American Management Agreements, net           2,001
   Notes Receivable, Other                                                80
                                                                      ------

TOTAL OTHER ASSETS                                                                    6,113
                                                                                    -------
TOTAL ASSETS                                                                         25,430
                                                                                    =======









       The Accompanying Notes are an Integral Part of these Consolidated
                              Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEET
                                   [UNAUDITED]
                                  May 28, 1997
                                 (In thousands)


                                   Liabilities


CURRENT LIABILITIES:
   Accounts Payable and Accrued Expenses                            $ 1,930
                                                                    -------

TOTAL CURRENT LIABILITIES                                                               1,930

LONG-TERM DEBT
   12.0% Senior Secured Notes Payable                                23,100
                                                                     ------

TOTAL LONG-TERM DEBT                                                                   23,100
                                                                                       ------
TOTAL LIABILITIES                                                                      25,030

STOCKHOLDERS' EQUITY
   Common Stock, No Par Value, Authorized 3,200,000 Shares;
     Issued and Outstanding 1,866,667 Shares                            400
   Retained Earnings                                                     -
                                                                       ----

TOTAL STOCKHOLDERS' EQUITY                                                                400
                                                                                        -----
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             25,430
                                                                                       ======









       The Accompanying Notes are an Integral Part of these Consolidated
                              Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                   [UNAUDITED]



[A] BASIS OF PRESENTATION AND REORGANIZATION UNDER CHAPTER 11

                  The Company

                  Capital Gaming International, Inc. (the "Company"), together with its subsidiaries, is a multi-jurisdictional gaming company with gaming management interests with Native American Tribes in several states. The management of Native American gaming facilities is conducted through Capital Gaming Management, Inc. ("CGMI"), a wholly-owned subsidiary of the Company. The development of the Narragansett Casino project is conducted through Capital Development Gaming Corp. ("CDGC"), a wholly-owned subsidiary of the Company. The Company is also active in seeking new opportunities in Native American Gaming and secondary gaming market jurisdictions.

                  The Company's CGMI subsidiary currently manages and operates three Native American gaming facilities, which CGMI has developed or expanded into Class III facilities:

                  - Muckelshoot Tribe - Auburn, Washington (Class III facility became operational in April 1995)

                  - Tonto Apache Tribe - Payson, Arizona (Class III facility became operational in April 1995)

                  - Umatilla Tribes - Pendelton, Oregon (Class III facility became operational in March 1995)

                  The Company's CDGC subsidiary has a management and development contract with the Narragansett Tribe for the development of a Class III gaming facility in Charlestown, Rhode Island.

                  Discontinued Operation

                  The Company previously had an interest in Crescent City Capital Development Corp. ("CCCD"), a wholly-owned subsidiary which had a 50% interest in a riverboat joint venture gaming facility in New Orleans, Louisiana (the "River City Joint Venture"). Due primarily to unforeseen failure of projected market conditions which have been widely reported to have severely and negatively impacted the entire New Orleans river boat and land-based gaming industry, the Company terminated CCCD's operations in June 1995 and the River City Joint Venture was terminated in July 1995. On July 28, 1995, CCCD consented to the entry of an order for relief under Chapter 11 of the U.S. Bankruptcy Code and on May 13, 1996, the Company sold the assets and its remaining interest in CCCD for an aggregate consideration of $50 million in cash and notes and assumption of up to $6.5 million in certain equipment liabilities. These notes were redeemed by the purchaser at par in August 1996.

                  Reorganization

                  On December 23, 1996 (the "Petition Date"), Capital Gaming International, Inc., apart from its subsidiaries, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the District of Camden (the "Court"). The petition did not involve the Company's wholly-owned subsidiaries. The Company operated as a debtor-in-possession until March 19, 1997 when its Plan (as defined below) was confirmed by the Court. As a debtor-in-possession, the Company was authorized to operate its business but could not engage in transactions outside its ordinary course of business without the approval of the Court.

                  Subject to certain exceptions under the Code, the Company's Reorganization Proceedings automatically enjoined the continuation of any judicial or administrative proceedings against the Company. Any creditor actions to obtain possession of or control over property of the Company or to create, perfect or enforce any lien against the property of the Company were also enjoined. As a result, the creditors of the Company were precluded from collecting pre-petition debts without the approval of the Court.

                  On the Petition Date, the Company filed a pre-negotiated Plan of Reorganization (together with all subsequent amendments and modifications, the "Plan") and an accompanying disclosure statement (together with all subsequent amendments and modifications, the "Disclosure Statement"). The Disclosure Statement was approved by the Court on February 6, 1997.

                  On March 19, 1997, the Court conducted a hearing regarding confirmation of the Plan and entered an order confirming the Plan submitted by the Company as modified by that order. As contemplated by the Plan, on May 28, 1997 (the "Effective Date") the Company emerged from Chapter 11 and consummated the Plan.

Plan of Reorganization

                  The Plan provides for the continuation of Capital Gaming International, Inc. as a going concern. Under the Plan, the old common stock interests in Capital Gaming International, Inc. were cancelled and the Company, as reorganized, issued new common stock
(the "New Common Stock").

                  The Plan provides generally that creditors of the Company will receive distributions as follows: (I) holders of Old Secured Notes received in the aggregate (A) on account of their Allowed Secured Claims, their Pro Rata Share of New Secured Notes having a principal face amount of $21.45 million and 1,225,000 shares of the New Common Stock of the Company; and (B) on account of their unsecured Deficiency Claims totaling $80,688,850, the same treatment as is afforded to holders of General Unsecured Claims (see subparagraph (iii) below);
(ii) holders of Secured Claims that are not Claims arising out of Old Secured Notes receive, at the option of the Company: (X) such treatment as will leave such holder unimpaired; (Y) payment in full, in Cash; or (Z) return of such holder's collateral in the possession of the Company; and (iii) holders of General Unsecured Claims against the Company received their pro rata shares of
(A) 525,000 shares of New Common Stock; (B) the right to receive the net proceeds of Avoidance Actions recovered pursuant to Section 9.4 of the Plan; and $1,100,000 in New Secured Notes. With respect to Class 4 Claims, the Indenture Trustee could receive no more than 375,000 shares of New Common Stock and $550,000 in New Secured Notes on account of its allowed Class 4 Claim, and any shares the Indenture Trustee would otherwise receive on account of its Class 4 Claim in excess of 375,000 shares and any New Secured Notes the Indenture Trustee would otherwise receive on account of its Class 4 Claim in excess of $550,000 in New Secured Notes is required to be distributed pro rata to all other holders of Allowed Class 4 Claims.

                  Holders of Old Common Stock of the Company received their pro rata share of 50,000 shares of New Common Stock of the Company. Existing warrants, options and other rights to acquire Old Common Stock of the Company (collectively, the "Old Options") were cancelled and holders of such rights received no distributions of property on account thereof.

                  The terms of the Plan provide for the discharge of all claims against the Company and/or release of liability only of the Company, its wholly-owned subsidiaries and their respective present and former directors, officers and employees, the Indenture Trustee and the Noteholders Steering Committee of all liabilities in any way related to the Company. In addition, a critical element of the Plan is the release by the Indenture Trustee and each of the Noteholders of all of their claims against subsidiaries of the Company arising out of guaranties and pledges, except for the treatment of their Claims provided under the Plan.

Management Agreements

                  The Plan also calls for the continued employment of the Company's key management under their existing employment contracts, as modified.

Liabilities Subject to Compromise

                  Prior to the Effective Date, the Company incurred certain secured and unsecured claims prior to the filing of the Company's Chapter 11 case on the Petition Date. Additional claims arose subsequent to the Petition Date resulting from the rejection of certain executory contracts and from the allowance by the Court of contingent and/or disputed claims. Creditors and other parties in interest filed claims with the Court which were in excess of the amounts recorded in the Company's records. These differences were related to errors, duplicative claims and overstatement of claims.

                  Liabilities subject to compromise consisted of the following immediately preceding the Effective Date (in thousands):

   Senior Secured Notes                                      $ 102,971
   Consent Fee, Payable to Noteholders                           1,350
   Guarantee of Notes Payable to Banks                           2,141
   Notes Payable to Republic Corporate Services                 22,630
   Trade Payables and Accrued Expenses                           3,297
                                                              --------

                                                             $ 132,389


Fresh Start Reporting

                  In accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), the Company was required to adopt "fresh-start" accounting on the Effective Date. The impact of the adoption of fresh-start reporting is reflected in the May 28, 1997 consolidated balance sheet. In adopting fresh-start reporting, the Company, with the assistance of its financial advisors, estimated its reorganization value, which represents the fair value of the entities under Reorganization, before considering liabilities. The estimated value for these entities totaled approximately $23.5 million. The reorganization value of the Company was determined by consideration of several factors, including the discounted residual value of the Company's cash flows under different scenarios, and comparable sales. The excess of the reorganization value over the fair market value of the net assets, totaling $9.6 million, is reported as excess reorganization value in the accompanying consolidated balance sheet and will be amortized over a 5.0 year period.

                  The adjustments to reflect the consummation of the Reorganization (including the gain on extinguishment of debt and other pre-petition liabilities) and the adjustment to record assets and liabilities at their fair values have been reflected in the Balance Sheet. As a result of adopting fresh-start reporting, the reorganized Company's consolidated financial statements are not comparable with those prepared before the Effective Date.

Summary of Significant Accounting Policies

                  In the opinion of management, the accompanying Balance Sheet includes all adjustments which are necessary for a fair presentation of the Company's financial position as of May 28, 1997. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that this condensed consolidated Balance Sheet be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Report on Form 10-K for the fiscal year ended June 30, 1996.

Cash and Cash Equivalents

                  Cash and cash equivalents includes cash in banks and overnight investments. The Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying amount of cash equivalents approximates fair value due to the short-term maturity of those investments.

Furniture, Fixtures and Equipment

                  Furniture, fixtures and equipment are stated at cost, depreciation and amortization are computed using the straight-line method over the estimated useful life - primarily 4 to 8 years.

Principles of Consolidation

                  The consolidated Balance Sheet includes the accounts of Capital Gaming International, Inc. and its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

                   Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare this Balance Sheet in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

[B] RESTRICTED FUNDS IN ESCROW

                  Restricted funds in escrow consist of $500,000, plus accrued interest, with an escrow agent in New Orleans, Louisiana representing funds withheld from the sale of CCCD and $424,000 held in escrow by the Bond Indenture Trustee.

[C] RHODE ISLAND DEVELOPMENT PROJECT

                  Native American Casino [Rhode Island] - In August 1994, a Tribal-State Compact was entered into between the Narragansett Indian Tribe and Governor Bruce Sundlun of Rhode Island. In October and November of 1994, two lawsuits were filed (including one by Rhode Island Attorney General Pine - "the Pine Case") seeking to void the Tribal-State Compact on the grounds that the Governor lacked the authority to bind the State absent State legislative approval. In 1995, the State's new governor, Governor Almond, joined in the Pine Case.

                  In February of 1996, the United States District Court for the District of Rhode Island held that the Compact was void for lack of State legislative approval. The State has subsequently refused to negotiate with the Tribe.

                   The Secretary of the Interior has requested comments as to whether the Secretary can enact Secretarial procedures to permit gaming under IGRA for Tribes in States (such as Rhode Island) that refuse to negotiate Tribal-State Compacts in good faith. If the Secretary concludes that he has such authority, the Company believes that the Secretary may adopt such procedures sometime in 1997. On April 16, 1996, the Narragansett Tribe filed a petition with the Secretary requesting that the Secretary adopt procedures applicable to gaming by the Tribe. Unless the Chaffee Rider (see below) is overturned, however, there can be no assurance that the Secretary will have the authority to impose a compact on the State of Rhode Island.

                  In addition, in September of 1996, federal legislation was passed as a non-relevant rider (introduced by U.S. Senator John Chaffee of Rhode Island) to the must-pass Omnibus Appropriations Bill which has the effect of singling out the Narragansett Tribe's reservation (where the gaming facility is currently planned to be built) for exclusion from the benefits of the Indian Gaming Regulatory Act (IGRA). The Chaffee Rider, which discriminates against the Narragansett Tribe by treating it differently from every other Indian Tribe in the country, was passed without hearings or debate, with no consultation with the Narragansett Tribe and over the objections of the ranking members of the Senate Indian Affairs Committee. Unless the Chaffee Rider is overturned, the Narragansett Tribe will be precluded from enjoying the economic development benefits of IGRA which permit tribes to establish Class II and Class
III gaming facilities.

                  CDGC has entered into a 7-year management contract with the Narragansett Tribe (the "Narragansett Contract"). As amended, the Agreement provides for CDGC to receive an annual management fee of 30% of net revenues (as defined) of the facility for the first five years and 20% for the remaining two years. As part of the amended management contract, the Company will advance a construction loan to be repaid over a seven year period. The amended Narragansett Contract was submitted to the NIGC for approval in June of 1995. No assurance can be given that, or when such approval will be obtained. It is possible, as a condition of obtaining such approval, that the National Indian Gaming Commission (NIGC) will require modification to be made to the contract, some of which may be material.

                  In August 1996, the NIGC submitted comments on the Narragansett Contract. In light of the decision by the United States District Court invalidating the Tribal-State Compact, the NIGC had informed the Company and the Tribe that they would only consider a contract relating solely to Class II gaming. In light of this, the Company intended to bifurcate the Narragansett Contract and submit only the portions relating to Class II gaming and return the Class III contract as a development contract until such time as a compact for Class III gaming was signed. As a result of the Chaffee Rider, however, on December 16, 1996, the National Indian Gaming Commission (NIGC) declined further review of the management agreement between the Narragansett Indian Tribe and CDGC, which had been submitted on June 21, 1996 for review and approval by NIGC. In declining to approve the management agreement, the NIGC cited enactment of the Chaffee Rider (P.L. 104-208) on September 30, 1996, that removed the Narragansett Tribe's settlement lands from the application of the Indian Gaming Regulatory Act (IGRA). As a result of the Chaffee Rider, the NIGC has expressed the position that it no longer has jurisdiction over the contract. An appeal from this decision was filed with the NIGC on December 20, 1996, and on June 17, 1997, the NIGC issued a final decision upholding the Chairman's decision.

                  On February 19, 1997, the Narragansett Indian Tribe initiated litigation in the United States District Court for the District of Columbia, naming NIGC and its Chairman as defendants. In this action, the Tribe seeks a declaration of the Court, among other things, that the Chaffee Rider is unconstitutional under the Equal Protection component of the Fifth Amendment to the U.S. Constitution, and an injunction requiring the defendants to complete the processing of the gaming management contract between the Tribe and CDGC. A hearing was held on this action on July 7, 1997.

                  Finally, congressional review of the Chaffee Rider occurred on May 1, 1997, with a hearing before the Committee on Resources, U.S. House of Representatives. The hearing included testimony from the U.S. Department of the Interior, the Narragansett Indian Tribe and the National Council of American Indians, all of whom testified in support of repeal of the rider, as well as several political leaders from the State of Rhode Island, who support the rider. Following this hearing, on June 19, 1997, legislation that would amend and effectively repeal the Chaffee Rider (H.R. 1983) was introduced in the House of Representatives, by Rep. Patrick J. Kennedy (D-RI), a member of the Committee on Resources. Joining Rep. Kennedy as original cosponsors of H.R. 1983 were Rep. Don Young (R-AK), the Chairman of the Committee on Resources, and Rep. Dale E. Kildee (D-MI), a member of the Committee on Resources, and Co-Chairman of the Congressional Native American Caucus, H.R. 1983 has been referred to and is pending before the Committee on Resources.In spite of the set-back caused by the Chaffee amendment, the Company intends to pursue the Narragansett development project. There can be no assurance, however, that any legislative or judicial efforts to overturn the Chaffee Rider will be successful.

                  The Company has continued funding the on-going development costs of the Rhode Island Development Project. None of these costs have been capitalized.

[D] INCOME TAXES

                  The Company accounts for income taxes under Statement of Financial Accounting Standard (SFAS) No. 109 "Accounting for Income Taxes" which requires that deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts.

                  As of May 28, 1997 and after giving rise to cancellation of debt, the Company had a net operating loss carryforward in excess of approximately $45 million which begins to expire in 2009. As a result the Company has recorded a deferred tax asset of approximately $18.0 million which has been offset by an allowance of $18 million as realization cannot be assured at this time.

[E] LOANS RECEIVABLE - NATIVE AMERICAN TRIBES

                  The Company has funded the development and construction of the Class III Native American gaming facilities it manages and operates including equipment financing amounting to approximately $3.3 million. As of May 28, 1997, there was a total of approximately $7,943,000 in loans outstanding, with $3,911,000 to be realized within one year and $4,032,000 classified as long-term. These notes bear interest at rates ranging from 8.75% to prime + 1% and have scheduled repayments of 36 to 60 months. A five year maturity table is presented below:

                    May 28, 1998                            $3,911,000
                    May 28  1999                             2,453,000
                    May 28, 2000                             1,579,000
                    May 28, 2001                               0
                    May 28, 2002                               0
                                                            ----------

                                                            $7,943,000


[F] PROPERTY AND EQUIPMENT

                  Property and equipment consist of the following as of June 28, 1997:



    Office furniture, fixtures and equipment           $  248,000
    Less accumulated depreciation                        (155,000)
                                                       -----------
                                                        $  93,000
                                                       ===========

[G] INVESTMENT IN NATIVE AMERICAN MANAGEMENT AGREEMENTS

                  The costs associated with developing, negotiating and securing new management agreements are expensed as incurred until such time when management believes the development of a casino facility is likely.

                  This juncture in development requires, at a minimum, a management contract in effect and indications that regulatory approvals and licensure is probable. Subsequent costs are capitalized and included in Investments in Native American Management Agreements. Amortization of capitalized amounts related to new contracts begins when the facility opens. Management of the Company will periodically evaluate whether the individual carrying value of these assets has been impaired by comparing the carrying value to the value of projected net cash flow from related operations.

                  The balance of $2,001,000 as of June 30, 1996 in this caption on the balance sheet represents capitalized costs and payments related only to the remaining Class III management agreements. The Company is amortizing such amounts over the remaining lives of these management contracts of approximately 3-4 years.

[H] NOTES RECEIVABLE FROM OFFICERS

                  Pursuant to the Plan and their respective amended employment agreements, the Company's two senior executives borrowed a total of $250,000 from the Company. These loans are evidenced by unsecured notes which bear six percent (6%) simple interest. Both notes mature on April 15, 1998. Pursuant to the Plan, the Company's two senior executives are entitled to a confirmation bonus relative to the Company's restructuring of $250,000 in cash as well as $550,000 in New Secured Notes. The cash portion of the confirmation bonus is payable upon the satisfaction of certain conditions subsequent as outlined in the amended employment agreements.

[I] DEBT AFTER REORGANIZATION

Senior Secured Notes

                  Pursuant to the Reorganization, the holders of the Old Notes, along with certain unsecured creditors and key members of management, received, on a pro rata basis, the Notes having an aggregate principal amount of $23.1 million. Interest on the Notes accrues at a rate of 12% per annum, and is payable semi-annually. The Notes are secured by substantially all the assets of the Company, including the common stock of CGMI and CDGC. In addition, the Note Indenture includes certain restrictive covenants. The Notes are redeemable prior to maturity, in whole or part, at the election of the Company, at the redemption price of 100% of the principal amount plus accrued and unpaid interest to the redemption date. The Notes mature in May of 2001. Required principal payments during the next five years are as follows:

                    May 28, 1998                       $               0
                    May 28  1999                                       0
                    May 28, 2000                               4,620,000
                    May 28, 2001                              18,480,000
                    Thereafter                                         0
                                                       -----------------

                    Total                                  $ 23,100,000
                                                       =================


[J] CAPITAL STRUCTURE

Capital Structure After Reorganization

                  Pursuant to the Plan, the Company's common stock and outstanding options were cancelled on the Effective Date. The Plan also provided for the amendment and restatement of the Company's Certificate of Incorporation and bylaws. The new charter authorized 3.2 million shares of no par value common stock. Upon the Effective Date, 1.8 million shares of common stock were authorized for issue on a pro rata basis to the Company's various classes of creditors. In addition, the Company's executive management became entitled to receive a total of 66,667 shares of common stock on the Effective Date. Also on the Effective Date, 133,333 shares were reserved to be issued to executive management pursuant to the Plan. The remaining shares will be issued in two installments; on the first and second anniversary of the Effective Date.

Capital Structure Prior To The Reorganization

Preferred and Common Stock

                  Preferred stock of the predecessor Company consisted of 5 million authorized shares, of which none were issued. Common stock of the predecessor Company consisted of 75 million authorized shares. All common and preferred stock were cancelled under the Reorganization.

                  The predecessor Company had adopted a Stock Option Plan. All outstanding options were cancelled pursuant to the Reorganization.

[K] STOCK OPTION PLAN

                  Pursuant to the Reorganization, the Company cancelled all of its existing stock options and adopted the 1997 Stock Option Plan covering 200,000 shares of the Company's common stock, pursuant to which officers, directors, consultants of, or other people rendering services to the Company or its subsidiaries are eligible to receive incentive and/or non-qualified stock options. With respect to any option granted to any employee who was employed by the Company prior to the Effective Date of the Company's Plan of Reorganization no more than 100,000 of the shares authorized under the Stock Option Plan may be awarded. The Plan expires in March 2007. Incentive stock options granted under the Plan to employees who are not 10% owners are exercisable for a period up to ten years from the date of grant at an exercise price of $1.75 or such lesser amount approved by the Company's noteholders advisory committee. The exercise price may be adjusted subject to certain recapitalization provisions of the Plan. Incentive stock options granted under the Plan to employees who are 10% shareholders are exercisable for a period up to five years at the same exercise price provisions. As of May 28, 1997, there were no options granted under the Plan.

[L] COMMITMENTS AND CONTINGENCIES

                  Pursuant to the Plan and on the Effective Date, the Company adopted and amended the existing employment agreements with the Company's President and Chief Executive Officer and Senior Vice President and General Counsel which provides for three year terms expiring in May 2000 at an annual salary of $495,000 and $200,000, respectively. The agreements also provide for severance payments equal to one to three years upon the occurrence of certain terminations. Included in accrued expenses are deferred salaries to the Company's former Chairman, in the amount of $4,000 and to the Company's Executive Vice President of Compliance in the amount of $4,000. An employment agreement in effect at May 28, 1997 with the Vice President of Compliance requires an annual compensation of $100,000 expiring May 2000.

[M] PENSION PLAN

                  Effective November 1, 1994, the Company adopted a defined contribution [401(k)] plan covering all eligible employees. Under the terms of the Plan, participating employees deposit a percentage of their salaries in the Plan. The Company matches 50% of the employee's contribution up to a maximum of 4% of salary.

[N] LEASES

                  The Company leases facilities under various leases expiring through January 2001. The Company's aggregate lease commitments under non-cancelable leases with terms of one year or greater total $194,000 and will require approximately $97,000 in 1998, $40,000 in 1999, $36,000 in 2000 and
$21,000 in 2001.

[O] CONCENTRATIONS OF CREDIT RISK

                  Financial instruments which potentially subject the Company to concentrations of credit risk are cash equivalents and receivables arising from Native American gaming development and operations. The Company places its cash investments with high credit quality financial institutions and currently invests primarily in U.S. government and Euro rollover obligations that have maturities of less than three months. The Company has approximately $3,000,000 in repurchase agreements and Euro investments which are not insured.

                  The Company has recorded at May 28, 1997, $813,000 in casino development advances, management fees, and reimbursable expenses due from Native American Tribes under management contracts as well as $7,943,000 for development loans to tribes. Federally recognized Native American Indian tribes are sovereign nations governed by federal statutes that are different than statutes governing commercial enterprises in the United States. As of May 28, 1997, these receivables are due from three tribes, collectively. While the Company has legal counsel experienced in Indian gaming law and matters, there is the risk that the Company may not prevail if collectability is forced into litigation. The Company does not have collateral with respect to these contracts beyond the pledge by each Tribe of their gaming reserves. Management has no disputes with any Native American tribe that would place doubt on the full collectability of any of the receivables. The Company takes all necessary legal measures in the documentation and preparation of agreements executed with Native American Tribes, including the Tribe's waiver of sovereign immunity related to contract enforcement and securing appropriate regulatory approval.

[P] FAIR VALUE OF FINANCIAL INSTRUMENTS

                  Effective June 30, 1996, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments" which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

                  In assessing the fair value of financial instruments, the company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, trade receivables, trade payables, and certain short-term debt, it was concluded that the carrying amount approximated fair value of these instruments because of their short maturities. Management also estimates that the carrying amount of certain long-term debt approximates fair value because the interest rates approximate the rates which can be obtained currently from the bank.

                  The 12.0% Senior Secured notes due 2001 are carried at $23,100,000 because the Company has just emerged from Chapter 11 proceedings.

[Q] LEGAL PROCEEDINGS

                  Pursuant to the Plan, all legal proceedings against the parent company prior to the Effective Date were settled pursuant to the Plan. As a result there was no litigation pending against the parent company on the Effective Date. The Company is or may become a defendant in pending or threatened legal proceedings in the ordinary course of business although is not aware of the existence of any such pending or threatened legal proceedings at this time. The Company's management believes that the ultimate resolution of currently pending legal proceedings will not have a material adverse impact on the Company's financial position or results of operations.

[R] NEW AUTHORITATIVE PRONOUNCEMENTS

                  The Financial Accounting Standards Board has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity, including goodwill, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

                  The FASB has also issued SFAS No. 123 "Accounting for Stock Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of recognition for stock options and similar equity instruments issued to employees as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The recognition requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The Company will adopt the disclosure requirements on July 1, 1996, SFAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995.


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